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                                                                     EXHIBIT 5.1

                  Opinion of Kaplan, Strangis and Kaplan, P.A.







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                      [KAPLAN, STRANGIS AND KAPLAN LETTERHEAD]


                                November 11, 1996


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street NW
Washington, D.C.  20549

     Re:  Damark International, Inc.
          Form S-8 Registration Statement (the "Registration Statement") for Damark International, Inc. 1991 Stock Option Plan, as amended, 1993 Nonqualified Stock Option Plan; and
          1995 Nonqualified Stock Option Plan

Ladies and Gentlemen:

     This opinion is furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission by Damark International, Inc. (the "Company") covering shares of Class A Common Stock, par value $.01 (the "Common Stock"), reserved for issuance under Damark International, Inc. 1991 Stock Option Plan, as amended, the 1993 Nonqualified Stock Option Plan, and the 1995 Nonqualified Stock Option Plan (collectively the "Plan").

     We have acted as counsel to the Company and, as such, have examined the Company's Articles of Incorporation, Bylaws and such other corporate records and documents as we have considered relevant and necessary for the purpose of this opinion. We have participated in the preparation and filing of the Registration Statement. We are familiar with the proceedings taken by the Company with respect to the authorization and proposed issuance of shares of Common Stock pursuant to the Plan as contemplated by the Registration Statement.

     Based on the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Minnesota.

     2. The Company has corporate authority to issue the shares of Common Stock covered by the Registration Statement.




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November 11, 1996
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     3.   The 450,000 shares of Common Stock proposed to be issued under the
Plan described in the Registration Statement will, when sold and paid for, be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the reference to our firm in the Registration
Statement.

                              Sincerely,

                              KAPLAN, STRANGIS AND KAPLAN, P.A.



                              By /s/Bruce J. Parker
                                 ---------------------------------
                                 Bruce J. Parker